                                                                     Exhibit 4.2

                               SECURITY AGREEMENT

1. Identification.

      This Security Agreement (the "Agreement"), dated October 26, 2001, is entered into by and between Advanced Aerodynamics & Structures, Inc., a Delaware corporation ("Debtor"), and Barbara Mittman, as collateral agent [acting in the manner and to the extent described in the Collateral Agent Agreement defined below] (the "Collateral Agent"), for the benefit of the parties identified on Schedule A hereto (collectively, the "Lenders").

2. Recitals.

      2.1 The Lenders have made or are making loans to Debtor (the "Loans").

      2.2 The Loans are evidenced and will be evidenced by those certain Secured Convertible Notes dated at or about October 26, 2001 and thereafter, some of which are identified on Schedule A hereto ("Notes") and executed by Debtor as the "Borrower" thereof, for the benefit of each individual Lender as the "Holder" thereof which were or will be issued pursuant to Subscription Agreements entered into or to be entered into between Debtor and each holder of Notes ("Subscription Agreements"). Up to $10,000,000 of Notes to be issued in the aggregate by the Company pursuant to Subscription Agreements are included in the Loans.

      2.3 In order to induce Lenders to make the Loans, and as security for Debtor's performance of its obligations under the Notes and as security for the repayment of the Loans and any and all other sums due from Debtor to Lender whether arising under the Notes issued pursuant to a Subscription Agreement, including all of the Debtor's obligations arising under the Notes and the Subscription Agreement relating thereto (collectively, the "Obligations"), Debtor, for good and valuable consideration, receipt of which is acknowledged, has agreed to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth.

      2.4 The Lenders have appointed Barbara Mittman as Collateral Agent pursuant to that certain Collateral Agent Agreement dated as of October 26, 2001 ("Collateral Agent Agreement"), among the Lenders and Collateral Agent. Lenders who become Lenders after the date of this Agreement shall have no rights hereunder unless and until a signed copy of this Agreement and the Collateral Agent Agreement is delivered to the Collateral Agent.

            Defined Terms. The following defined terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory and Proceeds.

3. Grant of General Security Interest in Collateral.

      3.1 As security for the Obligations, Debtor hereby grants the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral.

      3.2 "Collateral" shall mean all of the following property of Debtor:

            (a) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of all: Accounts, interests in goods represented by Accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; Chattel Paper; investment property; General Intangibles (including but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, certificates [including but not limited to the United States of America, Department of Transportation, Federal Aviation Administration, Type Certificate Number A49NM], copyrights trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures); Documents; Instruments; letters of credit, bankers' acceptances or guaranties; cash moneys, deposits; securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Debtor at any other depository or other institution; agreements or property securing or relating to any of the items referred to above;

            (b) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of goods, including, but not limited to:

                  (i) All Inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Debtor's business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all Inventory which may be returned to Debtor by its customers or repossessed by Debtor and all of Debtor's right, title and interest in and to the foregoing (including all of Debtor's rights as a seller of goods);

                  (ii) All Equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to Debtor's rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

                  (c) All now owned and hereafter acquired right, title and interests of Debtor in, to and in respect of any real or other personal property in or upon which Debtor has or may hereafter have a security interest, lien or right of setoff;

            (d) All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Debtor, any computer service bureau or other third party; and

            (e) All products and Proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

      3.3 The Collateral Agent is hereby specifically authorized, after an Event of Default, to transfer any Collateral into the name of the Collateral Agent and to take any and all action deemed advisable to the Collateral Agent to remove any transfer restrictions affecting the Collateral.

4. Perfection of Security Interest.

      Debtor shall execute and deliver to the Collateral Agent UCC-1 Financing Statements ("Financing Statements") relating to the security interests in Debtor's right, title and interest in and to the Collateral. The Collateral Agent is instructed to file the Financing Statements in the following jurisdictions: Los Angeles County, State of California, State of Delaware, State of New York and New York County. These Financing Statements are deemed to have been filed for the benefit of the Lenders identified on Schedule A hereto.

5. Distribution on Liquidation.

      5.1 If any sum is paid as a liquidating distribution on or with respect to the Collateral, Debtor shall deliver same to the Collateral Agent to be applied to the Obligations then due, in accordance with the terms of the Notes.

      5.2 Prior to any Event of Default (as defined herein), Debtor shall be entitled to exercise all voting power pertaining to any of the Collateral, provided such exercise is not contrary to the interests of the Lenders and does not impair the Collateral.

6. Further Action By Debtor; Covenants and Warranties.

      6.1 Collateral Agent at all times shall have a perfected security interest in the Collateral. Subject to the security interest described herein, and subject to a security interest granted by the Company pursuant to a Security Agreement entered into by the Company and certain lenders at or about March 23, 2001, Debtor has and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims. Collateral Agent's security interest in the Collateral constitutes and will continue to constitute a first, prior and indefeasible security interest in favor of Collateral Agent. Debtor will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by Collateral Agent to establish, maintain and continue the perfected security interest of Collateral Agent in the Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches reasonably deemed necessary by Collateral Agent from time to time to establish and determine the validity and the continuing priority of the security interest of Collateral Agent, and also pay all other claims and charges that, in the opinion of Collateral Agent, exercised in good faith, is reasonably likely to materially prejudice, imperil or otherwise affect the Collateral or its security interest therein.

      6.2 Other than in the ordinary course of business, and except for Collateral which has become obsolete or is of inconsequential in value, Debtor will not sell, transfer, assign or pledge those items of Collateral (or allow any such items to be sold, transferred, assigned or pledged), without the prior written consent of Collateral Agent. Although Proceeds of Collateral are covered by this Security Agreement, this shall not be construed to mean that Collateral Agent consents to any sale of the Collateral, except as provided herein.

      6.3 Debtor will, at all reasonable times, allow Collateral Agent or its representatives free and complete access to all of Debtor's records which in any way relate to the Collateral, for such inspection and examination as Collateral Agent reasonably deems necessary.

      6.4 Debtor, at its sole cost and expense, will protect and defend this Security Agreement, all of the rights of Collateral Agent hereunder, and the Collateral against the claims and demands of all other parties.

      6.5 Debtor will promptly notify Collateral Agent of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that are reasonably likely to affect or impair any of the rights of Collateral Agent under this Security Agreement.

      6.6 Debtor, at its own expense, will obtain and maintain in force insurance policies covering losses or damage to those items of Collateral which constitute physical personal property. The insurance policies to be obtained by Debtor shall be in form and amounts reasonably acceptable to Collateral Agent. Debtor shall make the Collateral Agent a loss payee thereon to the extent of its interest. Collateral Agent is hereby irrevocably (until the Obligations are paid in full) appointed Debtor's attorney-in-fact to endorse any check or draft that may be payable to Debtor so that Collateral Agent may collect the proceeds payable for any loss under such insurance. The proceeds of such insurance, less any costs and expenses incurred or paid by Collateral Agent in the collection thereof, shall be applied either toward the cost of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

      6.7 Collateral Agent may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Debtor, upon Debtor's failure to do so, and all amounts expended by Collateral Agent in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by Debtor to Collateral Agent upon demand and shall bear interest at 18% per annum from the dates of such expenditures until paid.

      6.8 Upon the request of Collateral Agent, Debtor will furnish within five
(5) days thereafter to Collateral Agent, or to any proposed assignee of this Security Agreement, a written statement in form reasonably satisfactory to Collateral Agent, duly acknowledged, certifying the amount of the principal and interest then owing under the Obligations, whether to its knowledge any claims, offsets or defenses exist against the Obligations or against this Security Agreement, or any of the terms and provisions of any other agreement of Debtor securing the Obligations. In connection with any assignment by Collateral Agent of this Security Agreement, Debtor hereby agrees to cause the insurance policies required hereby to be carried by Debtor, if any, to be endorsed in form satisfactory to Collateral Agent or to such assignee, with loss payable clauses in favor of such assignee, and to cause such endorsements to be delivered to Collateral Agent within ten (10) calendar days after request therefor by Collateral Agent.

      6.9 The Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to perfect its security interest hereunder.

      6.10 Debtor represents and warrants that it is the true and lawful exclusive owner of the Collateral, free and clear of any liens and encumbrances except as described in Section 6.1 above.

      6.11 Debtor hereby agrees not to divest itself of any right under the Collateral absent prior written approval of the Collateral Agent.

7. Power of Attorney.

      Debtor hereby irrevocably constitutes and appoints the Collateral Agent as the true and lawful attorney of Debtor, with full power of substitution, in the place and stead of Debtor and in the name of Debtor or otherwise, at any time or times, in the discretion of the Collateral Agent, to take any action and to execute any instrument or document which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement which Debtor fails to take or fails to execute within five (5) business days of the Collateral Agent's reasonable request therefor. This power of attorney is coupled with an interest and is irrevocable.

8. Performance By The Collateral Agent.

      If Debtor fails to perform any material covenant, agreement, duty or obligation of Debtor under this Agreement, the Collateral Agent may, after any applicable cure period, at any time or times in its discretion, take action to effect performance of such obligation. All reasonable expenses of the Collateral Agent incurred in connection with the foregoing authorization shall be payable by Debtor as provided in Paragraph 12.1 hereof. No discretionary right, remedy or power granted to the Collateral Agent under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Collateral Agent with respect thereto, such rights, remedies and powers being solely for the protection of the Collateral Agent.

9. Event of Default.

      An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined in the Notes or Subscription Agreement. Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Collateral Agent, for the benefit of the Lenders, and the Collateral Agent may dispose of Collateral as provided below. A default by Debtor of any of its obligations pursuant to this Agreement shall be deemed an Event of Default hereunder and an event of default as defined in the Obligations.

10. Disposition of Collateral.

      Upon and after any Event of Default which is then continuing,

      10.1 The Collateral Agent may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment for the Obligations. In addition to other rights and remedies provided for herein or otherwise available to it, the Collateral Agent shall have all of the rights and remedies of a lender on default under the Uniform Commercial Code then in effect in the State of New York.

      10.2 If any notice to Debtor of the sale or other disposition of Collateral is required by then applicable law, five (5) days' prior notice (or, if longer, the shortest period of time permitted by then applicable law) to Debtor of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made, shall constitute reasonable notification.

      10.3 The Collateral Agent is authorized, at any such sale, if the Collateral Agent deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Collateral Agent deems advisable to ensure such compliance. Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

      10.4 All cash proceeds received by the Collateral Agent for the benefit of the Lenders in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to the Collateral Agent pursuant to Paragraph 12.1 hereof) against the Obligations pro rata among the Lenders in proportion to their interests in the Obligations. Upon payment in full of all Obligations, Debtor shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Collateral Agent incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto). Any assignment of Collateral by the Collateral Agent to Debtor shall be without representation or warranty of any nature whatsoever and wholly without recourse. Each Lender may purchase the Collateral and pay for such purchase by offsetting any sums owed to such Lender by Debtor arising under the Obligations or any other source.

11. Waiver of Automatic Stay. The Debtor acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Debtor, or if any of the Collateral (as defined in this Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Collateral Agent should be entitled to, among other relief to which the Collateral Agent may be entitled under the Note, Security Agreement, Subscription Agreement and any other agreement to which the Debtor, Lenders or Collateral Agent are parties, (collectively "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Collateral Agent to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE DEBTOR EXPRESSLY WAIVE THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE DEBTOR EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE COLLATERAL AGENT TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Debtor hereby consents to any motion for relief from stay which may be filed by the Collateral Agent in any bankruptcy or insolvency proceeding initiated by or against the Debtor, and further agrees not to file any opposition to any motion for relief from stay filed by the Collateral Agent. The Debtor represents, acknowledges and agrees that this provision is a specific and material aspect of this Agreement, and that the Collateral Agent would not agree to the terms of this Agreement if this waiver were not a part of this Agreement. The Debtor further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Collateral Agent nor any person acting on behalf of the Collateral Agent has made any representations to induce this waiver, that the Debtor has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by the Debtor and that the Debtor has had the opportunity to discuss this waiver with counsel. The Debtor further agrees that any bankruptcy or insolvency proceeding initiated by the Debtor will only be brought in the Federal Court within the Southern District of New York.

12. Miscellaneous.

      12.1 Expenses. Debtor shall pay to the Collateral Agent, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys' fees, legal expenses and brokers' fees, which the Collateral Agent may incur in connection with (a) sale, collection or other enforcement or disposition of Collateral; (b) exercise or enforcement of any the rights, remedies or powers of the Collateral Agent hereunder or with respect to any or all of the Obligations; or (c) failure by Debtor to perform and observe any agreements of Debtor contained herein which are performed by the Collateral Agent.

      12.2 Waivers, Amendment and Remedies. No course of dealing by the Collateral Agent and no failure by the Collateral Agent to exercise, or delay by the Collateral Agent in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Collateral Agent. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by Debtor therefrom, shall, in any event, be effective unless contained in a writing signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Collateral Agent, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Collateral Agent from time to time in such order as the Collateral Agent may elect.

      12.3 Notices. Any notice or other communications under the provisions of this Agreement shall be given in writing and delivered to the recipient in person, by reputable overnight courier or delivery service, by facsimile machine (receipt conformed) with a copy sent by first class mail on the date of transmission, or by registered or certified mail, return receipt requested, directed to its address set forth below (or to any new address of which a party hereto shall have informed the others by the giving of notice in the manner provided herein):

           To Debtor:               Advanced Aerodynamics & Structures, Inc.
                                    3205 Lakewood Boulevard
                                    Long Beach Airport, CA 90808
                                    Fax: (562) 938-8620

           With a copy to:          Luce, Forward, Hamilton & Scripps, LLP
                                    600 West Broadway, Suite 2600
                                    San Diego, CA 92101
                                    Attn: Otto Sorensen, Esq.
                                    Fax: (619) 645-5324

           To Lenders:              To the addresses and telecopier numbers
                                    Set forth on Schedule A hereto

           To the Collateral Agent: Barbara R. Mittman
                                    Grushko & Mittman, P.C.
                                    551 Fifth Avenue, Suite 1601
                                    New York, New York 10176
                                    Fax: (212) 697-3575

Any party may change its address by written notice in accordance with this paragraph.

      12.4 Term; Binding Effect. This Agreement shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Debtor, and its successors and permitted assigns; and (c) inure to the benefit of the Collateral Agent, for the benefit of the Lenders and their respective successors and assigns.

      12.5 Captions. The captions of Paragraphs, Articles and Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

      12.6 Governing Law; Venue; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. Any legal action or proceeding against the Debtor with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Debtor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Debtor hereby irrevocably waives any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

      12.7 Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

"DEBTOR"                                "THE COLLATERAL AGENT"
ADVANCED AERODYNAMICS &                 BARBARA R. MITTMAN
STRUCTURES, INC.
a Delaware corporation


By: __________________________________  ________________________________________

Its: _________________________________

                             APPROVED BY "LENDERS":


______________________________________  ________________________________________
MARTIN THALER - "Lender"                ZOCHRON FRAIDA RIVKAH - "Lender"


______________________________________  ________________________________________
MARTIN KLEIN - "Lender"                 SARAH KATZ -  "Lender"


______________________________________  ________________________________________
ROBERT KAPLAN - "Lender"                SAMUEL SCHLESINGER - "Lender"


______________________________________  ________________________________________
LUCRATIVE INVESTMENTS - "Lender"                           - "Lender"

This Security Agreement may be executed by facsimile signature and delivered by confirmed facsimile transmission.

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

"DEBTOR"                                "THE COLLATERAL AGENT"
ADVANCED AERODYNAMICS &                 BARBARA R. MITTMAN
STRUCTURES, INC.
a Delaware corporation


By: __________________________________  ________________________________________

Its: _________________________________

                             APPROVED BY "LENDERS":


______________________________________  ________________________________________
OTTO WEINGARTEN - "Lender"              BRIARBROOK TRUST NO: F17189 - "Lender"


______________________________________  ________________________________________
PAYSIDE TRADING LTD. - "Lender"         HIRSCH J. ZIEGLER -  "Lender"


______________________________________  ________________________________________
LAZER MILSTEIN - "Lender"               KELP INVESTORS LTD. - "Lender"


______________________________________  ________________________________________
NACHUM STEIN - "Lender"                 RUTGERS CASUALTY INSURANCE
                                        COMPANY - "Lender"

This Security Agreement may be executed by facsimile signature and delivered by confirmed facsimile transmission.

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

"DEBTOR"                                "THE COLLATERAL AGENT"
ADVANCED AERODYNAMICS &                 BARBARA R. MITTMAN
STRUCTURES, INC.
a Delaware corporation


By: __________________________________  ________________________________________

Its: _________________________________

                             APPROVED BY "LENDERS":


______________________________________  ________________________________________
ALPHA CAPITAL AKTIENGESELLSCHAFT        STONESTREET LIMITED PARTNERSHIP
- "Lender"                              - "Lender"


______________________________________  ________________________________________
STATELAND LTD. - "Lender"               BEAR STEARNS SECURITIES CORP., INC.
                                        C/F JEFFREY MOSSERI -  "Lender"


______________________________________  ________________________________________
ANDREW RECKLES - "Lender"               THE ENDEAVOUR CAPITAL
                                        INVESTMENT FUND, S.A. - "Lender"


______________________________________  ________________________________________
AMRO INTERNATIONAL, S.A. - "Lender"     THE SHAAR FUND LTD. - "Lender"

This Security Agreement may be executed by facsimile signature and delivered by confirmed facsimile transmission.

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

"DEBTOR"                                "THE COLLATERAL AGENT"
ADVANCED AERODYNAMICS &                 BARBARA R. MITTMAN
STRUCTURES, INC.
a Delaware corporation


By: __________________________________  ________________________________________

Its: _________________________________

                             APPROVED BY "LENDERS":


______________________________________  ________________________________________
MM&CTW FOUNDATION INC. - "Lender"       PERKMAN INVESTMENTS - "Lender"


______________________________________  ________________________________________
BARBARA R. MITTMAN - "Lender"           RNJA, COMPANY, LLC -  "Lender"


______________________________________  ________________________________________
TARIA HOLDINGS - "Lender"               ALLAN ROTHSTEIN - "Lender"


______________________________________  ________________________________________
GARY KAPLOWITZ - "Lender"                               - "Lender"

This Security Agreement may be executed by facsimile signature and delivered by confirmed facsimile transmission.

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

"DEBTOR"                                "THE COLLATERAL AGENT"
ADVANCED AERODYNAMICS &                 BARBARA R. MITTMAN
STRUCTURES, INC.
a Delaware corporation


By: __________________________________  ________________________________________

Its: _________________________________

                             APPROVED BY "LENDERS":


______________________________________  ________________________________________
CONG. BAIS YITZCHAK - "Lender"          PHILLIP HELLER - "Lender"


______________________________________  ________________________________________
FRANCESCA WEINGARTEN - "Lender"                                       - "Lender"


______________________________________  ________________________________________
                     - "Lender"                                       - "Lender"


______________________________________  ________________________________________
                     - "Lender"                                       - "Lender"

This Security Agreement may be executed by facsimile signature and delivered by confirmed facsimile transmission.

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

"DEBTOR"                                "THE COLLATERAL AGENT"

ADVANCED AERODYNAMICS &                 BARBARA R. MITTMAN
STRUCTURES, INC.
a Delaware corporation


By: __________________________________  ________________________________________

Its: _________________________________

                             APPROVED BY "LENDERS":


______________________________________  ________________________________________
TCF INC. - "Lender"                     TARIA INC. - "Lender"


______________________________________  ________________________________________
                          - "Lender"                                  - "Lender"


______________________________________  ________________________________________
                          - "Lender"                                  - "Lender"


______________________________________  ________________________________________
                          - "Lender"                                  - "Lender"

This Security Agreement may be executed by facsimile signature and delivered by confirmed facsimile transmission.

                        SCHEDULE A TO SECURITY AGREEMENT

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SUBSCRIBERS                                           PRINCIPAL               WARRANTS              WARRANTS
                                                      AMOUNT OF               PURCHASE              PURCHASE
                                                      SECURED                 PRICE $.30            PRICE $.25
                                                      CONVERTIBLE
                                                      NOTES

--------------------------------------------------------------------------------------------------------------
MARTIN THALER                                         $100,000.00             100,000               100,000
14 Bartlett Road,
Monsey, NY 10952





Fax: 845-425-7527
--------------------------------------------------------------------------------------------------------------
ZOCHRON FRAIDA RIVKAH                                 $100,000.00             100,000               100,000
C/o Abe Roth
5612 18th Avenue
Brooklyn, New York 11204
Fax: 718-236-4849
--------------------------------------------------------------------------------------------------------------
MARTIN KLEIN                                          $100,000.00             100,000               100,000
2 Boxwood Lane
Lawrence, NY 11559
Fax: 916-371-5160
--------------------------------------------------------------------------------------------------------------
SARAH KATZ                                            $50,000.00              50,000                50,000
51 Winesap Lane
Monsey, NY 10952
Fax: 845-425-3626
--------------------------------------------------------------------------------------------------------------
ROBERT KAPLAN                                         $100,000.00             100,000               100,000
55A Avenue Road, Apt. 301
Toronto, Canada M5R 2G3
Fax: 416-964-2584
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SAMUEL SCHLESINGER                                    $75,000.00              75,000                75,000
4 Valencia Drive
Monsey, NY 10952
Fax: 845-425-5244
--------------------------------------------------------------------------------------------------------------
LUCRATIVE INVESTMENTS                                 $195,000.00             195,000               195,000
Ajeltake Island
P.O. Box 1405
Majuro Marshall Island M.H 96960
Fax: 011-35041555
--------------------------------------------------------------------------------------------------------------
OTTO WEINGARTEN                                       $250,000.00             250,000               250,000
1661 53rd Street
Brooklyn, NY 11204
Fax: 718-447-8385
--------------------------------------------------------------------------------------------------------------
BRIARBROOK TRUST NO: F17189                           $75,000.00              75,000                75,000





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

-------------------------------------------------------------------------------------------------------------
C/o Fairbairn Trust Company Limited
Attn: Angela Bartie, Fairbairn House
Rohais Frank Peter Port
Guernsey GY1 3H3, Channel Islands
Fax: 44-1481-710-789
-------------------------------------------------------------------------------------------------------------
TAYSIDE TRADING LTD                                   $250,000.00             250,000               250,000
50 Town Range
Gilbralta
Fax: 011-972-2-500-2641
-------------------------------------------------------------------------------------------------------------
HIRSCH J. ZIEGLER                                     $100,000.00             100,000               100,000
50 East Concord Drive
Monsey, NY 10952
Phone: 845-352-7956
-------------------------------------------------------------------------------------------------------------
KELP INVESTORS LTD.                                   $100,000.00             100,000               100,000
96-98 Rue du Rhone
CH-1211, Geneva, Switzerland
Fax: 4122-819-2200
-------------------------------------------------------------------------------------------------------------
RUTGERS CASUALTY INSURANCE COMPANY                    $50,000.00              50,000                50,000
444 Madison Avenue
New York, NY 10022
Fax: 212-355-4879
-------------------------------------------------------------------------------------------------------------
NACHUM STEIN                                          $50,000.00              50,000                50,000
444 Madison Avenue, Suite 501
New York, NY 10022
Fax: 212-355-7849
-------------------------------------------------------------------------------------------------------------
RNJA COMPANY, LLC                                     $300,000.00             300,000               300,000
160 Central Park South, Suite 2701
New York, NY 10019
Fax: 212-586-8224
-------------------------------------------------------------------------------------------------------------
ALPHA CAPITAL AKTIENGESELLSCHAFT                      $1,000,000.00           1,000,000             1,000,000
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196
-------------------------------------------------------------------------------------------------------------
ALPHA CAPITAL AKTIENGESELLSCHAFT                      $1,375,000.00           1,375,000             1,375,000
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196
-------------------------------------------------------------------------------------------------------------
STONESTREET LIMITED PARTNERSHIP                       $550,000.00             550,000               550,000
C/o Canaccord Capital Corporation
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
320 Bay Street, Suite 1300
Toronto, ON M5H 4A6, Canada
Fax: 416-956-8989
-------------------------------------------------------------------------------------------------------------
STATELAND LTD.                                        $1,000,000.00           1,000,000             1,000,000
160 Central Park South
Suite 2602
New York, NY 10019
Attn: William Tabbachi
Fax: 212-772-0817
-------------------------------------------------------------------------------------------------------------
BEAR STEARNS SECURITIES CORP., INC.                   $25,000.00              25,000                25,000
C/F JEFFREY MOSSERI
351 East 84th Street, Apt. 22E
New York, New York 10028
Fax: 212-509-9235
-------------------------------------------------------------------------------------------------------------
ANDREW RECKLES                                        $100,000.00             100,000               100,000
4030 Palisades Main
Kennesaw, GA 30144
Fax: 801-749-7763
-------------------------------------------------------------------------------------------------------------
THE ENDEAVOUR CAPITAL INVESTMENT FUND, S.A.           $370,000.00             370,000               370,000
Cumberland House
27 Cumberland Street, Nassau
New Providence, The Bahamas
Fax: 1-242-327-0687
-------------------------------------------------------------------------------------------------------------
AMRO INTERNATIONAL, S.A.                              $700,000.00             700,000               700,000
C/o Ultra Finanz Ltd.
Grossmuensterplatz 6, P.O. Box 4401
Zurich, CH-8022, Switzerland
Fax: 011-411-252-5515
-------------------------------------------------------------------------------------------------------------
THE SHAAR FUND LTD.                                   $300,000.00             300,000               300,000
C/o Herrick Feinstein, LLP
2 Park Avenue
New York, New York 10022
Attn: Daniel Etna, Esq.
Fax: 212-592-1500
-------------------------------------------------------------------------------------------------------------
MM&CTW FOUNDATION INC.                                $100,000.00             100,000               100,000
1657 49th Street
Brooklyn, New York 11219
Fax:
-------------------------------------------------------------------------------------------------------------
PERKMAN INVESTMENTS                                   $100,000.00             100,000               100,000
Citco Building
Roadtown, Tortola, B.V.I.
Fax: 011-44-22-3466685
-------------------------------------------------------------------------------------------------------------
BARBARA R. MITTMAN                                    $35,000.00              35,000                35,000
551 Fifth Avenue, Suite 1601
New York, New York 10176
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Fax: 212-697-3575
-------------------------------------------------------------------------------------------------------------
GARY KAPLOWITZ                                        $50,000.00              50,000                50,000
1233 Beech Street, House #3
Atlantic Beach, NY 11509
Fax: 516-897-8909
-------------------------------------------------------------------------------------------------------------
ALLAN ROTHSTEIN                                       $50,000.00              50,000                50,000
34 Sousa Drive
Sands Pt., New York 11050
Fax: 516-883-8088
-------------------------------------------------------------------------------------------------------------
CONG. BAIS YITZCHAK INC.                              $200,000.00             200,000               200,000
17 Concord Drive
Monsey, NY 10952
Fax: 845-356-5423
-------------------------------------------------------------------------------------------------------------
PHILLIP HELLER                                        $50,000.00              50,000                50,000
1370 56th Street
Brooklyn, New York 11219
Fax: 718-447-1889
-------------------------------------------------------------------------------------------------------------
FRANCESCA WEINGARTEN                                  $100,000.00             100,000               100,000
1661 53rd Street
Brooklyn, New York 11204
Fax: 718-447-8385
-------------------------------------------------------------------------------------------------------------